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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                MASCO CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                38-1794485
(State of Incorporation or Organization)   (I.R.S. Employer Identification No.)

           2001 VAN BORN ROAD                             48180
               TAYLOR, MI                               (Zip Code)
(Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.|X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box | |

Securities Act registration statement file number to which this    333-120452
form relates:                                                     ------------
                                                                 (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

                Title of Each Class             Name of Each Exchange on Which
                to be so Registered             Each Class is to be Registered


Zero Coupon Convertible Senior Notes,               New York Stock Exchange
Series B Due 2031

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
--------------------------------------------------------------------------------
                                (Title of Class)




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     Item 1.      Description of Registrant's Securities to be Registered

         The description of the Zero Coupon Convertible Senior Notes, Series B Due 2031 of the Registrant registered hereunder presented under the caption "Description of the Notes" in the Prospectus dated December 10, 2004, contained in its effective Registration Statement on Form S-4 (Registration No. 333-120452) as amended, which Registration Statement was filed on November 12, 2004.

     Item 2.      Exhibits

EXHIBIT
NUMBER   DESCRIPTION

3.1 Form of the Restated Certificate of Incorporation of the Registrant, as amended (Incorporated by reference to Exhibit 3.I of the Registrant's Annual Report on Form 10-K, File No. 001-05794, filed with the Securities and Exchange Commission on March 14, 2003).

3.2 Amended Bylaws of the Registrant (Incorporated by reference to Exhibit 3.II of the Registrant's Annual Report on Form 10-K, File No. 001-05794, filed with the Securities and Exchange Commission on March 14, 2003).

4.1 Rights Agreement dated as of December 6, 1995 between the Registrant and The Bank of New York, as Rights Agent, and Amendment No. 1 dated September 23, 1998 (Incorporated by reference to Exhibit 4.b of the Registrant's Annual Report on Form 10-K for the year ended December 31,
         2000).

4.2 Form of Indenture between the Registrant and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, National Association), as trustee, relating to the Registrant's debt securities (Incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-3, File No. 333-58034, filed with the Securities and Exchange Commission on March 30, 2001).

4.3 Form of Second Supplemental Indenture to the Indenture between the Registrant and J.P. Morgan Trust Company, National Association, as trustee, relating to the Zero Coupon Convertible Senior Notes, Series B due July 20, 2031 (incorporated by reference to the Registrant's Registration Statement on Form S-4, File No. 333-120452, filed with the Securities and Exchange Commission on November 12, 2004).


                                       2

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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  Masco Corporation


                                  By:      /s/  TIMOTHY WADHAMS
                                           -------------------------------------
                                           Name:    Timothy Wadhams
                                           Title:   Senior Vice President and
                                                    Chief Financial Officer


Date:  December 13, 2004



                                      3

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                                  EXHIBIT INDEX


EXHIBIT
NUMBER   DESCRIPTION

3.1 Form of the Restated Certificate of Incorporation of the Registrant, as amended (Incorporated by reference to Exhibit 3.I of the Registrant's Annual Report on Form 10-K, File No. 001-05794, filed with the Securities and Exchange Commission on March 14, 2003).

3.2 Amended Bylaws of the Registrant (Incorporated by reference to Exhibit 3.II of the Registrant's Annual Report on Form 10-K, File No. 001-05794, filed with the Securities and Exchange Commission on March 14, 2003).

4.1 Rights Agreement dated as of December 6, 1995 between the Registrant and The Bank of New York, as Rights Agent, and Amendment No. 1 dated September 23, 1998 (Incorporated by reference to Exhibit 4.b of the Registrant's Annual Report on Form 10-K for the year ended December 31,
         2000).

4.2 Form of Indenture between the Registrant and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, National Association), as trustee, relating to the Registrant's debt securities (Incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-3, File No. 333-58034, filed with the Securities and Exchange Commission on March 30, 2001).

4.3 Form of Second Supplemental Indenture to the Indenture between the Registrant and J.P. Morgan Trust Company, National Association, as trustee, relating to the Zero Coupon Convertible Senior Notes, Series B due July 20, 2031 (incorporated by reference to the Registrant's Registration Statement on Form S-4, File No. 333-120452, filed with the Securities and Exchange Commission on November 12, 2004).